UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  December 28, 2017

DIGITAL POWER CORPORATION

(Exact name of registrant as specified in its charter)

California	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA 94538-3158

(Address of principal executive offices) (Zip Code)

(510) 657-2635

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.07       SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On December 28, 2017, at the Annual Meeting of Shareholders of Digital Power Corporation (the “Company”), the Company’s shareholders approved (i) electing six directors named by the Company (Milton Ault, III, Amos Kohn, Robert Smith, Moti Rosenberg, Kristine Ault and William Horne), (ii) ratification of Marcum, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (“Auditor Ratification”) (iii) the reincorporation of the Company from California to Delaware (“Reincorporation”), (iv) the conversion of up to 500,000 shares of the Company’s Series B Preferred Stock into shares of Common Stock and the exercise of Warrants to purchase shares of Common Stock in accordance with the Preferred Stock Purchase Agreement dated March 9, 2017 (the “Series B Conversion”), (v) the conversion of 378,776 shares of the Company’s Series D Preferred Stock into shares of Common Stock and the exercise of Warrants to purchase up to 1,000,000 shares of Common Stock, issued in accordance with the Share Exchange Agreement dated April 28, 2017 (“Series D Conversion”), (vi) the conversion of 10,000 shares of the Company’s Series E Preferred Stock into shares of Common Stock, in accordance with the Share Exchange Agreement dated April 28, 2017 (“Series E Conversion”), (vii) the conversion of a $400,000 12% Convertible Note convertible into 727,273 shares of Common Stock at $0.55 per share, and the related exercise of a Warrant to purchase 666,667 shares of Common Stock at $1.10 per share, in accordance with the Securities Purchase Agreement dated August 3, 2017 (“12% Note Conversion”), (viii) the conversion of 10% Senior Convertible Promissory Notes in the aggregate amount of $880,000 into the aggregate of 1,466,667 shares of Common Stock at $0.60 per share and the related exercise of Warrants to purchase the aggregate of 1,466,667 shares of Common Stock at $0.66 per share in accordance with the Securities Purchase Agreement dated August 10, 2017 (“10% Senior Note Conversion”), (ix) the issuance of (a) warrants to purchase 317,460 shares of Common Stock at an exercise price of $0.01 per share and (b) options to purchase 1,000,000 shares of Common Stock at an exercise price of $0.65 per share, and the issuance of the shares of Common Stock issuable upon exercise of such options and warrants, in accordance with the Executive Employment Agreement between the Company and Amos Kohn dated November 30, 2016, as subsequently amended on February 22, 2017 (“Executive Employment Agreement”), (x) the Company’s 2017 Stock Incentive Plan (“2017 Stock Incentive Plan”) and (xi) other matters at the meeting (“Other Matters”).

As of November 7, 2017, the record date for the meeting, the Company had outstanding and entitled to vote 15,092,393 shares of common stock and 454,986 shares of its outstanding Series C Preferred Convertible Stock. The 454,986 shares of Series C Preferred Stock carry the voting power of 1,819,944 shares of common stock for an aggregate of 16,912,337 shares of capital stock voting as a single class eligible to be cast on any matter placed before the shareholders. The Company obtained quorum for both the common stock and the Series C Preferred Convertible Stock. The vote for each proposal was as follows:

Proposal	For	Against	Withheld	Abstain	Broker Non- Votes
1. Election of Six Directors
Milton Ault, III	10,315,237		179,131		10,494,368* 3,633,700**
Amos Kohn	8,952,620		1,541,748		10,494,368* 3,633,700**
Robert Smith	10,293,467		200,901		10,494,368* 3,633,700**
Moti Rosenberg	8,968,344		1,526,024		10,494,368* 3,633,700**
Kristine Ault	10,018,760		475,608		10,494,368* 3,633,700**
William Horne	10,145,466		348,902		10,494,368* 3,633,700**

2. Auditor Ratification	13,962,417	91,053		74,598	14,128,068*

3. Reincorporation	10,408,564	44,660	41,144	10,494,368* 3,633,700**

4. Series B Conversion	10,300,224	132,913	61,231	10,494,368* 3,633,700**

5. Series D Conversion	10,296,396	143,301	54,671	10,494,368* 3,633,700**

6. Series E Conversion	10,272,836	166,201	55,331	10,494,368* 3,633,700**

7. 12% Note Conversion	10,213,472	196,329	84,567	10,494,368* 3,633,700**

8. 10% Senior Note Conversion	10,257,190	182,707	54,471	10,494,368* 3,633,700**

9. Issuance of Securities under the Executive Employment Agreement	10,052,248	240,929	201,191	10,494,368* 3,633,700**

10. 2017 Stock Incentive Plan	10,088,648	181,947	223,773	10,494,368* 3,633,700**

11. Other Matters	10,024,200	88,929	381,239	10,494,368* 3,633,700**

*Total **Broker Non-Vote

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Power Corporation

Dated: December 28, 2017	/s/ Milton C. Ault, III
Milton C. Ault, III
Executive Chairman

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